     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON AUGUST 2, 2001

                                                     REGISTRATION NO. 333-
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--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                        TOYOTA MOTOR CREDIT CORPORATION
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                  CALIFORNIA                                       95-3775816
           (STATE OF INCORPORATION)                             (I.R.S. EMPLOYER
                                                             IDENTIFICATION NUMBER)

                           19001 SOUTH WESTERN AVENUE
                           TORRANCE, CALIFORNIA 90509
                                 (310) 468-1310
  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                                ALAN COHEN, ESQ.
                                GENERAL COUNSEL
                        TOYOTA MOTOR CREDIT CORPORATION
                           19001 SOUTH WESTERN AVENUE
                           TORRANCE, CALIFORNIA 90509
                                 (310) 468-1310
 (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)
                            ------------------------

                                   COPIES TO:

                          DAVID J. JOHNSON, JR., ESQ.
                             PATRICK I. ROSS, ESQ.
                             O'MELVENY & MYERS LLP
                             400 SOUTH HOPE STREET
                         LOS ANGELES, CALIFORNIA 90071
                                 (213) 430-6000

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
  FROM TIME TO TIME AFTER THE EFFECTIVE DATE OF THIS REGISTRATION STATEMENT AS
                        DETERMINED BY MARKET CONDITIONS.
                            ------------------------

     If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 of the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] __________

     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] __________

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]
                            ------------------------

                        CALCULATION OF REGISTRATION FEE

----------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------
                                       AMOUNT           PROPOSED MAXIMUM      PROPOSED MAXIMUM
    TITLE OF EACH CLASS OF             TO BE             OFFERING PRICE          AGGREGATE             AMOUNT OF
 SECURITIES TO BE REGISTERED      REGISTERED(1)(2)        PER UNIT(3)        OFFERING PRICE(3)    REGISTRATION FEE(2)
----------------------------------------------------------------------------------------------------------------------
Debt Securities...............     $1,000,000,000             100%             $1,000,000,000           $250,000
----------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------

(1) In U.S. dollars or the equivalent thereof in one or more foreign currencies.

(2) Plus such additional principal amount as may be necessary such that the aggregate initial offering price of all debt securities, if any, issued with original issue discount will equal their aggregate principal amount at maturity.

(3) Estimated solely for the purpose of determining the registration fee pursuant to Rule 457.
                            ------------------------

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(a), MAY DETERMINE.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

The information in this prospectus is not complete and may be changed. We may not sell these securities until the Registration Statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                             SUBJECT TO COMPLETION
                PRELIMINARY PROSPECTUS DATED             , 2001

PROSPECTUS

                                     [LOGO]

                        TOYOTA MOTOR CREDIT CORPORATION

                                DEBT SECURITIES
                         ------------------------------

     By this prospectus, we may offer from time to time up to $          of our
senior unsecured debt securities or an equivalent amount in U.S. dollars if any securities are denominated in a currency other than U.S. dollars. When we offer debt securities, we will provide you with a prospectus supplement describing the specific terms of the securities. You should read this information carefully before you invest.

     The debt securities:

     - will be in one or more series;

     - will be offered in amounts, at prices, in currencies and on terms to be agreed upon by us and the purchasers;

     - will be issued in amounts, with maturities, interest rates and offering prices set forth in a prospectus supplement; and

     - will be sold by us through agents, to or through underwriters or dealers, or directly to purchasers.

     IF THE TERMS OF PARTICULAR DEBT SECURITIES DESCRIBED IN A PROSPECTUS SUPPLEMENT ARE DIFFERENT FROM THOSE DESCRIBED IN THIS PROSPECTUS, YOU SHOULD RELY ON THE INFORMATION IN THE PROSPECTUS SUPPLEMENT.

     This prospectus may not be used to complete sales of debt securities unless accompanied by a prospectus supplement.

                         ------------------------------

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                         ------------------------------

               THE DATE OF THIS PROSPECTUS IS             , 2001.

                               TABLE OF CONTENTS

                                                              PAGE
                                                              ----
Where You Can Find More Information.........................    3
Incorporation of Information Filed with the SEC.............    3
Toyota Motor Credit Corporation.............................    4
Use of Proceeds.............................................    4
Ratio of Earnings to Fixed Charges..........................    4
Description of Debt Securities..............................    5
Plan of Distribution........................................   11
Legal Matters...............................................   11
Experts.....................................................   11

                      WHERE YOU CAN FIND MORE INFORMATION

     We file annual, quarterly and special reports and other information with the SEC. You may read and copy our SEC filings at the SEC's public reference rooms at 450 Fifth Street, N.W., Washington, D.C., 20549 and at the SEC's public reference rooms in New York, New York, and Chicago, Illinois. You may also request copies of our SEC filings by writing to the SEC's Public Reference Room and paying a duplicating fee. You may obtain information about the Public Reference Room by calling the SEC at 1-800-SEC-0330. You may also inspect copies of our SEC filings and other information at the New York Stock Exchange, Inc., 20 Broad Street, New York, New York. Our electronic SEC filings are available on the Internet through the SEC's website at http://www.sec.gov.

     We have filed a registration statement with the SEC on Form S-3 under the Securities Act of 1933 covering the debt securities which includes this prospectus. For further information about us and the debt securities, you should refer to the registration statement and the exhibits. This prospectus summarizes material provisions of agreements and other documents that we refer you to. However, because the prospectus may not contain all the information you may find important, you should review the full text of these documents. We have included copies of these documents as exhibits to the registration statement.

                INCORPORATION OF INFORMATION FILED WITH THE SEC

     The SEC allows us to "incorporate by reference" the information we file with the SEC, which means:

     - incorporated documents are considered part of this prospectus;

     - we can disclose important information to you by referring you to those documents; and

     - later information that we file with the SEC will automatically update and supersede the incorporated information.

     We incorporate by reference the transition report on Form 10-K for the six month transition period ended March 31, 2001 which was filed with the SEC under the Exchange Act of 1934.

     We also incorporate by reference each of the following documents that we will file with the SEC after the date of this prospectus until the offering of the debt securities is completed or after the date of the initial registration statement and before the effectiveness of the registration statement:

     - any reports filed under Sections 13(a) and (c) of the Exchange Act;

     - any reports filed under Section 14 of the Exchange Act; and

     - any reports filed under Section 15(d) of the Exchange Act.

     You should rely only on information contained or incorporated by reference in this prospectus or any supplement we provide to you. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell the debt securities in any jurisdiction where the offer or sale is not permitted.

     You should not assume that the information appearing in this prospectus or any supplement is accurate as of any date other than the date on the front of the documents. Our business, financial condition, results of operations and other information may have changed since that date.

     You may request a copy of any filings referred to above at no cost by contacting us at the following address: Toyota Motor Credit Corporation, 19001 South Western Avenue, Torrance, California 90509; Attn: Treasury; telephone:
(310) 468-1310.

                        TOYOTA MOTOR CREDIT CORPORATION

     Toyota Motor Credit Corporation provides retail and wholesale financing, retail leasing and certain other financial services to authorized Toyota and Lexus vehicle and Toyota industrial equipment dealers and their customers in the United States (excluding Hawaii) and the Commonwealth of Puerto Rico. TMCC is an indirect wholly owned subsidiary of Toyota Motor Corporation of Japan.

     TMCC was incorporated in California in 1982 and began operations in 1983. Our principal executive offices are located at 19001 South Western Avenue, Torrance, California 90509, and our telephone number is (310) 468-1310.

     In this prospectus, "TMCC", "we", "us" and "our" refer specifically to Toyota Motor Credit Corporation. TMCC is the issuer of all the debt securities offered under this prospectus.

     If you want to find out more information about us, please see the sections in this prospectus entitled "Where You Can Find More Information" and "Incorporation of Information Filed with the SEC."

                                USE OF PROCEEDS

     We intend to use the net proceeds from the sale of the debt securities for general corporate purposes, the purchase of earning assets and the retirement of debt. We may use the net proceeds initially to reduce short-term borrowings or invest in short-term securities.

                       RATIO OF EARNINGS TO FIXED CHARGES

     The following table sets forth TMCC's ratio of earnings to fixed charges for the periods shown:

                                                 SIX MONTHS
                                                    ENDED                 FISCAL YEAR ENDED
                                                  MARCH 31,                 SEPTEMBER 30,
                                                -------------   -------------------------------------
                                                2001    2000    2000    1999    1998    1997    1996
                                                -----   -----   -----   -----   -----   -----   -----
RATIO OF EARNINGS TO FIXED CHARGES(1).........  1.10x   1.14x   1.13x   1.24x   1.25x   1.31x   1.32x

------------------------------
(1) We computed the ratio of earnings to fixed charges by dividing (i) the sum of income before income taxes and fixed charges by (ii) fixed charges. Fixed charges consist primarily of interest expense net of the effect of noninterest-bearing advances. As of June 30, 2001, TMCC has guaranteed payments of principal and interest on $196 million principal amount of bonds issued in connection with the manufacturing facilities of certain of its affiliates. In addition, as of June 30, 2001, TMCC has guaranteed $50 million principal amount of the debt of a corporation partially owned by TMCC. TMCC has not incurred any fixed charges in connection with these guarantees and no amount is included in any ratio of earnings to fixed charges.

                         DESCRIPTION OF DEBT SECURITIES

     The following description of the terms of the debt securities sets forth certain general terms and provisions of the debt securities. The particular terms of debt securities offered by TMCC (the "Offered Debt Securities"), and the extent to which these general provisions may apply to the Offered Debt Securities, will be described in a prospectus supplement relating to the Offered Debt Securities. If the terms of particular Offered Debt Securities described in a prospectus supplement are different from those described in this prospectus, you should rely on the information in the supplement.

     The debt securities will be issued under an indenture, dated as of August 1, 1991, as amended by a first supplemental indenture dated as of October 1, 1991 (together, the "Indenture"), between TMCC and the trustee for one or more series of debt securities designated in the applicable prospectus supplement or prospectus supplements (the "Trustee"). The following is a summary of certain provisions of the debt securities and of the Indenture and does not contain all of the information which may be important to you. You should read all provisions of the Indenture carefully, including the definitions of certain terms, before you decide to invest in the debt securities. If we refer to particular sections or defined terms of the Indenture, we mean to incorporate by reference those sections or defined terms of the Indenture. Capitalized terms used but not defined in this prospectus have the meanings given to them in the Indenture. A copy of the Indenture is an exhibit to the registration statement relating to the debt securities which includes this prospectus. See "Where You Can Find More Information."

     THE DEBT SECURITIES WILL BE OBLIGATIONS SOLELY OF TMCC AND WILL NOT BE OBLIGATIONS OF, OR DIRECTLY OR INDIRECTLY GUARANTEED BY, TOYOTA MOTOR CORPORATION, TOYOTA FINANCIAL SERVICES CORPORATION OR ANY OF THEIR AFFILIATES.

GENERAL

     The Indenture does not limit the total principal amount of debt securities that we may issue under the Indenture. We may issue debt securities from time to time in one or more series, with the same or various maturities, at par, at a premium or with original issue discount up to the aggregate principal amount from time to time authorized by TMCC for each series. As of the date of this prospectus, TMCC has authorized the issuance under the Indenture of up to [$20,600,000,000] aggregate principal amount of debt securities or its equivalent in foreign currencies, based on the applicable exchange rate at the time of the offering. In addition, for purposes of calculating this limitation, we will use the initial offering price of debt securities sold at a discount to their face amount and the face amount of debt securities sold at a premium to their face amount. As of the date of this prospectus, approximately $ aggregate principal amount has previously been issued under the Indenture.

     The debt securities will be unsecured general obligations of TMCC and will rank equally with our other unsecured and unsubordinated indebtedness from time to time outstanding.

     The applicable prospectus supplement will describe the terms of the Offered Debt Securities, including:

     - the aggregate principal amount and denominations;

     - the maturity date;

     - the principal amount payable whether at maturity or upon earlier acceleration, whether the principal amount will be determined with reference to an index, formula or other method, and the date or dates on which we agree to pay principal if other than on the maturity date;

     - the rate or rates per annum (which may be fixed or variable) at which we agree to pay interest and, if applicable, the method used to determine the rate or rates of interest;

     - the dates on which we agree to pay interest;

     - the place of transfer or payment for the debt securities, and the method of payment;

     - the provisions for redemption or repayment, if any, including the redemption and/or repayment price or prices and any remarketing arrangements;

     - the sinking fund requirements or amortization provisions, if any;

     - whether the debt securities are denominated or provide for payment in U.S. dollars or a foreign currency;

     - the form (registered or bearer or both) in which the debt securities may be issued and any restrictions applicable to the exchange of one form for another and to the offer, sale and delivery of debt securities in either form;

     - if TMCC will pay any Additional Amounts relating to debt securities held by a person who is not a U.S. person in respect of specified taxes, assessments or other governmental charges, under what circumstances TMCC will pay Additional Amounts and whether TMCC has the option to redeem the affected debt securities rather than pay the Additional Amounts;

     - whether the debt securities will be issued in whole or in part in the form of one or more global securities and, in that case, the Depository for the global securities;

     - the title of the debt securities, the series of which the debt securities will be a part and the Trustee with respect to the debt securities; and

     - any other terms.

     Please see the accompanying prospectus supplement you have received or will receive for the terms of the specific Offered Debt Securities. TMCC may deliver this prospectus before or together with the delivery of a prospectus supplement.

     The variable terms of debt securities are subject to change from time to time, but no change will affect any debt security already issued or as to which an offer to purchase has been accepted by TMCC.

     TMCC may issue debt securities with terms different from those of debt securities previously issued and may "reopen" a previous issue or a series of debt securities and issue additional debt securities of that issue or series.

     You should be aware that special U.S. federal income tax, accounting and other considerations may apply to the debt securities. The prospectus supplement relating to an issue of debt securities will describe these considerations if they apply.

PAYMENT AND PAYING AGENTS

     Payment of principal of and premium and interest, if any, on debt securities will be made at the office of the Paying Agent or Paying Agents as TMCC may designate from time to time. However, at TMCC's option, TMCC may pay interest:

     - by check mailed to the address of the person entitled to the payment as the address appears in the Security Register; or

     - by wire transfer to an account maintained by the person entitled to the payment as specified in the Security Register.

     Payment of any interest on debt securities will be made to the person in whose name the debt security is registered at the close of business on the Regular Record Date for that interest.

     TMCC will designate the Trustee for the debt securities of the related series, acting through its Corporate Trust Office, as TMCC's sole Paying Agent for payments with respect to debt securities of the series. TMCC may at any time:

     - designate additional Paying Agents; or

     - rescind the designation of any Paying Agent; or

     - approve a change in the office through which any Paying Agent acts.

     However, TMCC will be required to maintain a Paying Agent in each Place of Payment for a series of debt securities. All moneys paid by TMCC to a Paying Agent for the payment of principal of or premium or interest, if any, on any debt security which remain unclaimed at the end of one year after the principal, premium or interest has become due and payable will be repaid to TMCC, and the Holder of such debt security or any coupon will thereafter look only to TMCC for payment of those amounts.

GLOBAL SECURITIES

     The debt securities of a series may be issued in whole or in part in global form. A debt security in global form will be deposited with, or on behalf of, a Depository, which will be identified in an applicable prospectus supplement. A global debt security may be issued in either registered or bearer form and in either temporary or permanent form. A debt security in global form may not be transferred except as a whole by the Depository for the debt security to a nominee of the Depository or by a nominee of the Depository to the Depository or another nominee of the Depository or by the Depository or any nominee to a successor of the Depository or a nominee of the successor. If any debt securities of a series are issuable in global form, the applicable prospectus supplement will describe the circumstances, if any, under which beneficial owners of interests in the global debt security may exchange their interests for definitive debt securities of the series and of like tenor and principal amount in any authorized form and denomination, the manner of payment of principal of, premium and interest, if any, on the global debt security and the material terms of the depository arrangement with respect to the global debt security.

CERTAIN COVENANTS

     The debt securities will not be secured by mortgage, pledge or other lien. TMCC has agreed in the Indenture not to pledge or otherwise subject to any lien any property or assets of TMCC unless the debt securities are secured by the pledge or lien equally and ratably with all other obligations secured thereby so long as such obligations shall be so secured; provided, however, that such covenant does not apply to liens securing obligations which do not in the aggregate at any one time outstanding exceed 5% of Consolidated Net Tangible Assets (as defined below) of TMCC and its consolidated subsidiaries and also does not apply to:

     - the pledge of any assets of TMCC to secure any financing by TMCC of the exporting of goods to or between, or the marketing thereof in, countries other than the United States in connection with which TMCC reserves the right, in accordance with customary and established banking practice, to deposit, or otherwise subject to a lien, cash, securities or receivables for the purpose of securing banking accommodations or as the basis for the issuance of bankers' acceptances or in aid of other similar borrowing arrangements;

     - the pledge of receivables payable in currencies other than United States dollars to secure borrowings in countries other than the United States;

     - any deposit of assets of TMCC with any surety company or clerk of any court, or in escrow, as collateral in connection with, or in lieu of, any bond on appeal by TMCC from any judgment or decree against it, or in connection with other proceedings in actions at law or in equity by or against TMCC or in favor of any governmental bodies to secure progress, advance or other payments in the ordinary course of TMCC's business;

     - any lien or charge on any property of TMCC, tangible or intangible, real or personal, existing at the time of acquisition or construction of such property (including acquisition through merger or consolidation) or given to secure the payment of all or any part of the purchase or construction price thereof or to secure any indebtedness incurred prior to, at the time of, or within one year after, the acquisition or completion of construction thereof for the purpose of financing all or any part of the purchase or construction price thereof;

     - any lien in favor of the United States of America or any state thereof or the District of Columbia, or any agency, department or other instrumentality thereof, to secure progress, advance or other payments pursuant to any contract or provision of any statute;

     - any lien securing the performance of any contract or undertaking not directly or indirectly in connection with the borrowing of money, obtaining of advances or credit or the securing of debt, if made and continuing in the ordinary course of business;

     - any lien to secure non-recourse obligations in connection with TMCC's engaging in leveraged or single-investor lease transactions; and

     - any extension, renewal or replacement (or successive extensions, renewals or replacements), in whole or in part, of any lien, charge or pledge referred to in the clauses above, provided, however, that the amount of any and all obligations and indebtedness secured thereby will not exceed the amount thereof so secured immediately prior to the time of such extension, renewal or replacement, and that such extension, renewal or replacement will be limited to all or a part of the property which secured the charge or lien so extended, renewed or replaced (plus improvements on such property).

     "Consolidated Net Tangible Assets" means the aggregate amount of assets (less applicable reserves and other properly deductible items) after deducting:

     - all current liabilities; and

     - all goodwill, trade names, trademarks, patents, unamortized debt discount and expense and other like intangibles of TMCC and its consolidated subsidiaries, all as set forth on the most recent balance sheet of TMCC and its consolidated subsidiaries prepared in accordance with generally accepted accounting principles as practiced in the United States.

SUCCESSOR CORPORATION

     The Indenture provides that TMCC may consolidate with, or sell, lease or convey all or substantially all of its assets to, or merge with or into, any other corporation, provided, that:

     - either TMCC shall be the continuing corporation, or the successor corporation shall be a corporation organized and existing under the laws of the United States or any state thereof and shall expressly assume, by a supplemental indenture, executed and delivered to each Trustee, in form satisfactory to each Trustee, all of the obligations of TMCC under the debt securities and the Indenture; and

     - TMCC or the successor corporation, as applicable, shall not, immediately after such merger or consolidation, or such sale, lease or conveyance, be in default in the performance of any obligations under the Indenture.

Subject to certain limitations in the Indenture, a Trustee may receive from TMCC an officer's certificate and an opinion of counsel as conclusive evidence that any such consolidation, merger, sale, lease or conveyance, and any such assumption, complies with the provisions of the Indenture.

SUPPLEMENTAL INDENTURES

     Supplemental indentures may be entered into by TMCC and the appropriate Trustee with the consent of the Holders of 66 2/3% in principal amount of any series of outstanding debt securities, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of modifying in any manner the rights of the Holders of each such series affected by such modification or amendment. However, no supplemental indenture may, among other things, without the consent of each Holder of any debt security affected:

     - reduce the principal amount of or interest on any debt security;

     - change the maturity date of the principal, the interest payment dates or other terms of payment of any debt security; or

     - reduce the percentage in principal amount of outstanding debt securities of any series, the consent of whose Holders is necessary to modify or amend the Indenture.

     Under certain circumstances, supplemental indentures may also be entered into without the consent of the Holders.

EVENTS OF DEFAULT

     The Indenture defines an Event of Default with respect to any series of debt securities as being any one of the following events with respect to that series:

     - default in the payment of principal, when due;

     - default in the payment of any interest when due and continuation of the default for 30 days;

     - default in the deposit of any sinking fund payment when due;

     - default in the performance or breach of any of TMCC's obligations or warranties under the Indenture (other than an obligation or warranty included in the Indenture which is not for the benefit of that particular series of debt securities) which continues for 60 days after written notice;

     - certain events of bankruptcy, insolvency or reorganization of TMCC; and

     - any other Event of Default provided with respect to debt securities of that series.

     No Event of Default with respect to a particular series of debt securities issued under the Indenture necessarily constitutes an Event of Default with respect to any other series of debt securities. If an Event of Default occurs and is continuing, the appropriate Trustee or the Holders of at least 25% in aggregate principal amount of debt securities of each series affected by the Event of Default may declare the debt securities of that series to be due and payable.

     Any past default with respect to a particular series of debt securities may be waived by the Holders of a majority in aggregate principal amount of the outstanding debt securities of that series, except a default:

     - in the payment of principal of, premium, or interest for which payment had not been subsequently made; or

     - in respect of a covenant or provision of the Indenture which cannot be modified or amended without the consent of the Holder of each outstanding debt security of that series.

     TMCC will be required to file with each Trustee annually an officer's certificate as to the absence of certain defaults. The appropriate Trustee may withhold notice to Holders of any series of debt securities of any default with respect to that series (except in payment of principal, premium, if any, or interest) if it in good faith determines that it is in the interest of such Holders to do so.

     Subject to the provisions of the Indenture relating to the duties of a Trustee in case an Event of Default shall occur and be continuing, a Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request or direction of any of the Holders, unless the Holders have offered to the Trustee reasonable indemnity or security against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction. Subject to provisions in the Indenture for the indemnification of a Trustee and to certain other limitations, the Holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the appropriate Trustee, or exercising any trust or power conferred on the Trustee with respect to the debt securities of the series.

SATISFACTION AND DISCHARGE OF THE INDENTURE

     The Indenture will be discharged with respect to the debt securities of any series upon the satisfaction of certain conditions, including the following:

     - payment in full of the principal of, and premium, if any, and interest on all of the debt securities of that series; or

     - the deposit with the appropriate Trustee of an amount in cash or United States government obligations sufficient for such payment or redemption, in accordance with the Indenture.

TERMINATION

     TMCC may terminate certain of its obligations under the Indenture with respect to the debt securities of any series, including its obligations to comply with the restrictive covenants set forth in the Indenture (see "Certain Covenants") with respect to the debt securities of that series, on the terms and subject to the conditions contained in the Indenture, by depositing in trust with the appropriate Trustee cash or United States government obligations sufficient to pay the principal of, and premium, if any, and interest on the debt securities of the series to their maturity in accordance with the terms of the Indenture and the debt securities of the series. In that event, the appropriate Trustee will receive an opinion of counsel stating that the deposit and termination will not have any federal income tax consequences to the Holders.

THE TRUSTEES

     The Indenture contains certain limitations on the right of a Trustee, should it become a creditor of TMCC, to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. A Trustee is permitted to engage in other transactions with TMCC; provided, however, that if a Trustee acquires any conflicting interest it must eliminate that conflict or resign.

     The Indenture provides that, in case an Event of Default has occurred and is continuing, a Trustee is required to use the degree of care and skill of a prudent person in the conduct of his or her own affairs in the exercise of its powers.

GOVERNING LAW

     The Indenture and the debt securities will be governed by and construed in accordance with the laws of the State of New York.

CREDIT SUPPORT

     TMCC is a wholly-owned subsidiary of Toyota Financial Services Americas, a holding company owned 100% by Toyota Financial Services Corporation. TFSC, in turn, is a wholly-owned subsidiary of Toyota Motor Corporation. TFSC was incorporated in July 2000 and its corporate headquarters is located in Nagoya, Japan. The purpose of TFSC is to control and manage Toyota's finance operations worldwide.

     TMCC has entered into a Credit Support Agreement with TFSC, in which TFSC agreed to:

     - maintain 100% ownership of TMCC;

     - cause TMCC and its subsidiaries to have a net worth of at least U.S. $100,000; and

     - make sufficient funds available to TMCC so that TMCC will be able to service the obligations arising out of its own bonds, debentures, notes and other investment securities and commercial paper (collectively, "TMCC Securities"). The agreement is not a guarantee by TFSC of any TMCC Securities or other obligations of TMCC. The agreement is governed by, and construed in accordance with, the laws of Japan.

     TFSC has entered into a Credit Support Agreement with TMC, in which TMC agreed to:

     - maintain 100% ownership of TFSC;

     - cause TFSC and its subsidiaries to have a net worth of at least Japanese Yen 10 million; and

     - make sufficient funds available to TFSC so that TFSC will be able to (i) service the obligations arising out of its own bonds, debentures, notes and other investment securities and commercial paper and (ii) honor its obligations incurred as a result of guarantees or credit support agreements that it has extended. The agreement is not a guarantee by TMC of any securities or obligations of TFSC. The agreement is governed by, and construed in accordance with, the laws of Japan.

     Holders of TMCC Securities, including the debt securities offered under this prospectus, will have the right to claim directly against TFSC and TMC to perform their respective obligations under the credit support agreements by making a written claim together with a declaration to the effect that the holder will have recourse to the rights given under the credit support agreement. If TFSC and/or TMC receives such a claim from any holder of TMCC Securities, TFSC and/or TMC shall indemnify, without any further action or formality, the holder against any loss or damage resulting from the failure of TFSC and/or TMC to perform any of their respective obligations under the credit support agreements. The holder of TMCC Securities who made the claim may then enforce the indemnity directly against TFSC and/or TMC.

     TMC files periodic reports and other information with the SEC, which can be read and copied at the public reference facilities maintained by the SEC at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the regional offices of the SEC located at 7 World Trade Center, 13th Floor, New York, New York 10048 and at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material may also be obtained by mail from the Public Reference Section of the SEC, at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549 at prescribed rates.

                              PLAN OF DISTRIBUTION

     TMCC may sell the debt securities:

     - through agents;

     - to or through dealers;

     - to or through underwriters; or

     - directly to purchasers.

     A prospectus supplement for the specific debt securities will contain the names of any agents, underwriters or dealers, and any applicable commissions or discounts.

     The debt securities may be sold to underwriters for their own account and may be resold to the public from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. A prospectus supplement will set forth any underwriting discounts and other items constituting underwriters' compensation, any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers.

     The debt securities may be sold directly by TMCC, or through agents designated by TMCC from time to time. A prospectus supplement will set forth any commission payable by TMCC to an agent. Unless otherwise indicated in the prospectus supplement, any agent will be acting on a reasonable efforts basis for the period of its appointment.

     The net proceeds to TMCC from the sale of the debt securities will be the purchase price of the debt securities less any discounts or commissions and the other attributable expenses of issuance and distribution.

     TMCC has agreed to indemnify underwriters and agents against certain civil liabilities, including liabilities under the Securities Act of 1933, or contribute to payments the underwriters or agents may be required to make.

                                 LEGAL MATTERS

     Alan Cohen, Esq., General Counsel of TMCC, will pass upon the validity of the debt securities offered by this prospectus. O'Melveny & Myers LLP will act as counsel for the underwriters, dealers or agents, if any.

                                    EXPERTS

     The consolidated financial statements incorporated in this prospectus by reference to the transition report on Form 10-K of TMCC for the six month transition period ended March 31, 2001, have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

                                    PART II

                   INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     The expenses of this offering are estimated as follows:

SEC Registration Fee........................................  $250,000
Printing and engraving expenses.............................    30,000
Legal fees and expenses.....................................   150,000
Accounting fees and expenses................................    50,000
Trustees fees...............................................    35,000
Miscellaneous...............................................    15,000
                                                              --------
  Total.....................................................  $530,000
                                                              ========

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Section 317 of the California Corporations Code authorizes a corporation to indemnify any person who was or is a party or is threatened to be made a party to any proceeding (other than an action by or in the right of the corporation to procure a judgment in its favor) by reason of the fact that such person is or was an officer or director of the corporation, against expenses, judgments, fines, settlements and other amounts actually and reasonably incurred in connection with such proceeding if such person acted in good faith and in a manner such person reasonably believed to be in the best interests of the corporation and, in the case of a criminal proceeding, had no reasonable cause to believe the conduct of such person was unlawful.

     TMCC's Bylaws authorize TMCC to indemnify its officers and directors to the maximum extent permitted by the California Corporations Code. TMCC has entered into indemnification agreements with its officers and directors to indemnify such officers and directors to the maximum extent permitted by the California Corporations Code.

ITEM 16. EXHIBITS.

    EXHIBIT
      NO.                                  DESCRIPTION
    -------                                -----------
      4.1(a)(1)    Indenture, dated as of August 1, 1991, between TMCC and The
                   Chase Manhattan Bank, N.A.
      4.1(b)(2)    First Supplemental Indenture, dated as of October 1, 1991, among TMCC, Bankers Trust Company and The Chase Manhattan
                   Bank, N.A.
      5.1(4)       Opinions of Alan Cohen, Esq., General Counsel of TMCC, and
                   O'Melveny & Myers LLP.
     12.1(3)       Calculation of ratio of earnings to fixed charges.
     23.1(4)       Consent of PricewaterhouseCoopers LLP.
     23.2(4)       Consent of Alan Cohen, Esq., General Counsel of TMCC
                   (included in Exhibit 5.1).
     23.3(4)       Consent of O'Melveny & Myers LLP (included in Exhibit 5.1).
     24.1          Power of Attorney (contained on page II-4).
     25.1(4)       Form T-1 Statement of Eligibility under the Trust Indenture
                   Act of 1939 of The Chase Manhattan Bank.
     25.2(4)       Form T-1 Statement of Eligibility under the Trust Indenture
                   Act of 1939 of Bankers Trust Company.

-------------------------
(1) Incorporated by reference to the same numbered exhibit filed with TMCC's Registration Statement on Form S-3, File No. 33-52359.

(2) Incorporated by reference to the same numbered exhibit filed with TMCC's Registration Statement on Form S-3, File No. 33-42854.

(3) Incorporated herein by reference to the same numbered exhibit filed with TMCC's Transition Report on Form 10-K, File No. 1-9961, for the six month transition period ended March 31, 2001.

(4) To be filed by amendment.

ITEM 17. UNDERTAKINGS.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

             (i) To include any prospectus required by Section 10(a) (3) of the Securities Act, unless the information required to be included in such post-effective amendment is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act and incorporated herein by reference;

             (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement, unless the information required to be included in such post-effective amendment is contained in a periodic report filed by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act and incorporated herein by reference. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to
     Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (4) That, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to
     Section 13(a) or 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Torrance, State of California, on the 2nd day of August, 2001.

                                          TOYOTA MOTOR CREDIT CORPORATION

                                          By:      /s/ GEORGE E. BORST
                                            ------------------------------------
                                                      George E. Borst
                                               President and Chief Executive
                                                           Officer

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints George E. Borst, Lloyd Mistele and Alan Cohen and each or either of them, as his or her true and lawful attorney-in-fact and agent, with full power of substitution, for him or her and his or her name, place and stead in any and all capacities, to sign any or all amendments or post-effective amendments to this Registration Statement or any registration statement relating to this Registration Statement under Rule 462 under the Securities Act, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to perform each and every act and thing requisite and necessary to be done in and about the premises, as in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities indicated on the 2nd day of August, 2001.

                      SIGNATURE                                            TITLE
                      ---------                                            -----

                 /s/ GEORGE E. BORST                       President, Chief Executive Officer and
-----------------------------------------------------      Director (principal executive officer)
                   George E. Borst

                /s/ NOBUKAZU TSURUMI                      Executive Vice President, Treasurer and
-----------------------------------------------------      Director (principal financial officer)
                  Nobukazu Tsurumi

                  /s/ ROBERT ALLEN                      Vice President International and Commercial
-----------------------------------------------------    Operations (principal accounting officer)
                    Robert Allen

                  /s/ YOSHIMI INABA                                       Director
-----------------------------------------------------
                    Yoshimi Inaba

                   /s/ JAMES PRESS                                        Director
-----------------------------------------------------
                     James Press

                /s/ MICHAEL DEADERICK                                     Director
-----------------------------------------------------
                  Michael Deaderick

                                 EXHIBIT INDEX

EXHIBIT
  NO.                                  DESCRIPTION
-------                                -----------
4.1(a)(1)      Indenture, dated as of August 1, 1991, between TMCC and The
               Chase Manhattan Bank, N.A.
4.1(b)(2)      First Supplemental Indenture, dated as of October 1, 1991, among TMCC, Bankers Trust Company and The Chase Manhattan
               Bank, N.A.
 5.1(4)        Opinions of Alan Cohen, Esq., General Counsel of TMCC, and
               O'Melveny & Myers LLP.
12.1(3)        Calculation of ratio of earnings to fixed charges.
23.1(4)        Consent of PricewaterhouseCoopers LLP.
23.2(4)        Consent of Alan Cohen, Esq., General Counsel of TMCC
               (included in Exhibit 5.1).
23.3(4)        Consent of O'Melveny & Myers LLP (included in Exhibit 5.1).
 24.1          Power of Attorney (contained on page II-4).
25.1(4)        Form T-1 Statement of Eligibility under the Trust Indenture
               Act of 1939 of The Chase Manhattan Bank.
25.2(4)        Form T-1 Statement of Eligibility under the Trust Indenture
               Act of 1939 of Bankers Trust Company.

------------------------------
(1) Incorporated by reference to the same numbered exhibit filed with TMCC's Registration Statement on Form S-3, File No. 33-52359.

(2) Incorporated by reference to the same numbered exhibit filed with TMCC's Registration Statement on Form S-3, File No. 33-42854.

(3) Incorporated herein by reference to the same numbered exhibit filed with TMCC's Transition Report on Form 10-K, File No. 1-9961, for the six month transition period ended March 31, 2001.

(4) To be filed by amendment.

                                                                        APPENDIX

              DESCRIPTION OF TOYOTA MOTOR CREDIT CORPORATION LOGO

     The words "Toyota Motor Credit Corporation" are set forth in red block capital letters and are surrounded by a red box. Next to the name of the corporation, inside the box, are the initials "TMCC" in red block capital letters surrounded by a red box.

                                       A-1